Exhibit 10.3

COMPANY ACKNOWLEDGEMENT AND INDEMNIFICATION AGREEMENT

COMPANY ACKNOWLEDGEMENT AND INDEMNIFICATION AGREEMENT, dated May 31, 2024 (this “Acknowledgement Agreement”), between CleanCore Solutions, Inc., a Nevada corporation (the “Company”) and Burlington Capital LLC, a Delaware limited liability company (the “Transferor”). The Transferor and the Company are sometimes referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS

On the date hereof, the Transferor and a certain transferee (the “Transferee”) entered into that certain Allonge, Assignment, and Agreement, dated as of the date hereof (the “Assignment Agreement”).

The Company desires to consent to and acknowledge the Assignment Agreement, and to indemnify the Transferor against any liabilities or claims arising out of the transfer effected by the Assignment Agreement.

In addition, on the date hereof, the Company is paying to the Transferor Nine Hundred Thousand Dollars ($900,000) toward the reduction of the principal amount of the Note (the “Company Payment”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, hereby agree as follows:

1. Consent and Acknowledgement. The Company consents, acknowledges, and agrees to the Assignment Agreement.

2. Company Payment. On the date hereof, the Company shall make the Company Payment.

3. Indemnification. The Company agrees to indemnify, defend, and hold harmless the Transferor, its affiliates, and their respective employees, directors, officers, and agents (such persons are, collectively, the “Transferor Indemnitees”) from and against any and all third party loss, claim, damage, liability, fine, penalty, injury or action (including reasonable attorney’s fees and expenses) that arise out of or relate to the transfer effected by the Assignment Agreement. The Company’s indemnification obligations are conditioned upon: (i) the Transferor Indemnitees promptly notifying the Company of any claim for which indemnification is sought, provided, that any failure or delay to provide such notice shall not constitute a breach of this Acknowledgement Agreement and shall not excuse the Company from its obligations under this Section, except to the extent (if any) that the Company is prejudiced by such failure or delay (ii) the Transferor Indemnitees are reasonably cooperating with the Company in its defense or settlement of any such claim, and (iii) the Company is controlling the defense or settlement of any such claim. The foregoing notwithstanding, the Company shall not finalize any settlement that prejudices or materially, adversely affects the Transferor Indemnitees without the Transferor’s prior written consent.

4. Miscellaneous. Facsimile execution and delivery of this Acknowledgement Agreement is legal, valid and binding execution and delivery for all purposes. This Acknowledgement Agreement shall not confer any rights or remedies upon any person, except as expressly set forth herein. This Acknowledgement Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Acknowledgement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Acknowledgement Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Acknowledgement Agreement. This Acknowledgement Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any term or provision of this Acknowledgement Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Acknowledgement Agreement and the transactions contemplated hereby. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Acknowledgement Agreement and to enforce specifically this Acknowledgement Agreement and the terms and provisions hereof in any action instituted in courts of the State of Nebraska having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CLEANCORE SOLUTIONS, INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

TRANSFEROR

BURLINGTON CAPITAL, LLC.

By:	/s/ Lisa Roskens
Name:	Lisa Roskens
Title:	President and Chief Financial Officer

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